EXHIBIT 99.1


[SMITH & WOLLENSKY LOGO]                  Investor Contact:  Lauren Felice
                                                         RFBinder Partners
                                                       Phone: 212-994-7541
                                         Email: lauren.felice@rfbinder.com



            Smith & Wollensky Reports First Quarter Financial Results


New York, May 10, 2004 - The Smith & Wollensky Restaurant Group, Inc. (Nasdaq: SWRG) today announced financial results for the first quarter ended March 29, 2004.

Total consolidated restaurant sales for the first quarter of 2004 were approximately $30.7 million, a 20.9% increase from $25.4 million in the first quarter of 2003. Comparable owned restaurant sales for the quarter rose 8.8% from a year ago. Comparable owned restaurant sales include only units that have been open for 15 months or longer. The net loss for the first quarter of 2004 was $70,000, or ($.01) per share. Net income for the first quarter of 2003 was $83,000, or $.01 per share.

The first quarter of both periods included substantial pre-opening expenses related to the opening of a new Smith & Wollensky restaurant - Houston in 2004 and Dallas in 2003. In addition, results for the first quarter of 2004 continue to be adversely affected by the extreme high cost of prime beef. It should also be noted that pursuant to the Company's adoption of FIN 46 (Consolidation of Variable Interest Entities), results for the Maloney & Porcelli restaurant previously reported as managed are now included in our consolidated balance sheets and statements of operations for 2003 and 2004.

The Company also announced today that total restaurant sales for the first fiscal month of the second quarter - the four weeks ended April 26, 2004 - were up 17.8% from the corresponding period of 2003. Comparable owned restaurant sales for the month rose 9.9%, representing the 22nd consecutive month of increased comparable sales.

Chairman and CEO Alan Stillman said, "We are pleased with the Company's continued strong sales momentum in the first quarter, which clearly has carried over into April. We also are seeing encouraging signs of further improvement at our three owned restaurants in New York City, which generated sales increases of 3.2% and 5.2% for the first quarter and April, respectively."

Mr. Stillman continued, "From an operating standpoint, the highlight of the quarter was our successful opening in January of the new Smith & Wollensky in Houston. Sales in Houston have exceeded our expectations to date. Construction and other preparatory work continue on our next Smith & Wollensky location, which is scheduled to open in Boston this fall. As we announced last week, the Company and James M. Dunn, who had been our Company President, have agreed that he will head up our Boston operations, providing us with strong, veteran leadership at this key location."

Conference Call

Alan Stillman, Chairman & CEO, and Alan Mandel, CFO, will conduct a conference call to review the Company's financial results for the first quarter ended March 29, 2004 at 5:00 p.m. ET on May 10, 2004. Interested parties may listen to the live call over the Internet via http://www.smithandwollensky.com. To listen to the live call please go to the website at least 15 minutes early to register and to download and install any necessary audio software. If you are unable to listen live, the conference call will also be archived on the website listed above. An audio recording of the conference call, which may contain material non-public information regarding the Company's results of operations or financial condition for the first quarter of 2004, is expected to be posted on the Company's website under the heading Investor Relations immediately following the conference call.


About Smith & Wollensky Restaurant Group
The Smith & Wollensky Restaurant Group develops, owns and operates high-end, high-volume restaurants in major cities across the United States. The original Smith & Wollensky, a traditional New York steakhouse, opened in 1977 and is currently believed to be the largest-grossing a la carte restaurant in the country. Since its inception, the company has grown to include 17 restaurants, including Smith & Wollensky in New York, Miami Beach, Chicago, New Orleans, Las Vegas, Washington, D.C., Philadelphia, Columbus, Dallas and Houston. SWRG also operates seven other restaurants in New York and Chicago, including Cite, Maloney & Porcelli, Manhattan Ocean Club, Mrs. Park's Tavern, ONEc.p.s., Park Avenue Cafe and The Post House.


Except for historical information contained herein, the statements made in this press release regarding the Company's business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which the Company is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of the Company's growth strategy. For a more detailed description of such factors, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #


                            (Financial Tables Follow)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                 Unaudited Consolidated Statements of Operations
             (dollar amounts in thousands, except per share amounts)




                                                                                             Three Months Ended
                                                                                     March 29,                  March 31,
                                                                                       2004                       2003
                                                                                -----------------------  --------------------

Restaurant sales                                                            $                    30,652                25,359
                                                                                -----------------------  --------------------

        Total cost of restaurant sales                                                           27,497                22,374
                                                                                -----------------------  --------------------

Income from restaurant operations                                                                 3,155                 2,985

Management fee income                                                                               315                   212

                                                                                -----------------------  --------------------
Income from owned and managed restaurants                                                         3,470                 3,197

General and administrative expenses                                                               2,537                 2,697

Royalty expense                                                                                     442                   348

                                                                                -----------------------  --------------------
Operating income                                                                                    491                   152

Interest expense                                                                                   (323)                 (126)
Amortization of deferred debt financing costs                                                       (18)                  (13)
Interest income                                                                                       -                    43
                                                                                -----------------------  --------------------

Interest expense, net                                                                              (341)                  (96)

Income before provision for income taxes                                                            150                    56

Provision for income taxes                                                                           52                    50
                                                                                -----------------------  --------------------

Income before interest in (income) loss of consolidated variable
   interest entity                                                                                   98                     6

Interest in (income) loss of consolidated variable interest entity                                 (168)                   77
                                                                                -----------------------  --------------------

Net income (loss)                                                           $                       (70)                   83
                                                                                =======================  ====================

Net income (loss) per common share:
   Basic and diluted                                                        $                     (0.01)                 0.01
                                                                                =======================  ====================

Weighted average common shares outstanding:
   Basic                                                                                      9,376,249             9,354,266
                                                                                =======================  ====================
   Diluted                                                                                    9,376,249             9,529,151
                                                                                =======================  ====================

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets
             (dollar amounts in thousands, except per share amounts)




                                                                                    March 29,         December 29,
                                  Assets                                              2004                2003
                                                                                ----------------  --------------------

Current assets:
   Cash and cash equivalents                                                   $           1,352                 2,181
   Short-term investments                                                                    165                 1,055
   Accounts receivable, net                                                                3,372                 2,680
   Merchandise inventory                                                                   4,832                 4,749
   Prepaid expenses and other current assets                                               1,315                   845
                                                                                ----------------  --------------------
             Total current assets                                                         11,036                11,510

Property and equipment, net                                                               65,797                63,386
Goodwill, net                                                                              6,886                 6,886
Licensing agreement, net                                                                   3,528                 3,338
Other assets                                                                               4,351                 3,941
                                                                                ----------------  --------------------

             Total assets                                                      $          91,598                89,061
                                                                                ================  ====================

                   Liabilities and Stockholders' Equity

Current liabilities:
   Current portion of long-term debt                                           $           2,109                 2,121
   Accounts payable and accrued expenses                                                  12,763                11,922
                                                                                ----------------  --------------------
             Total current liabilities                                                    14,872                14,043

Obligations under capital lease                                                           10,028                 9,991
Long-term debt, net of current portion                                                     7,678                 6,099
Deferred rent                                                                              6,441                 6,400
                                                                                ----------------  --------------------
             Total liabilities                                                            39,019                36,533

Interest in consolidated variable interest entity                                         (1,592)               (1,680)

Stockholders' equity:
   Common stock (par value $.01; authorized 40,000,000 shares;
     9,376,249 shares issued and outstanding at March 29, 2004 and
     December 29, 2003, respectively)                                                         94                    94
   Additional paid-in capital                                                             69,940                69,940
   Accumulated deficit                                                                   (15,912)              (15,842)
   Accumulated other comprehensive income                                                     49                    16
                                                                                ----------------  --------------------

                                                                                          54,171                54,208
                                                                                ----------------  --------------------


             Total liabilities and stockholders' equity                        $          91,598                89,061
                                                                                ================  ====================

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